Private and Confidential
Dated 16 June 2015
GOLAR FREEZE HOLDING CO.
the Original Borrower

GOLAR LNG 2234 LLC
the New Borrower
DNB BANK ASA (formerly known as DnB NOR Bank ASA)
CITIGROUP GLOBAL MARKETS LIMITED
DVB BANK SE, LONDON BRANCH
the Mandated Lead Arrangers
EKSPORTFINANS ASA
the Eksportfinans Facility Lender
THE BANKS AND FINANCIAL INSTITUTIONS referred to herein
the Commercial Facility Lenders
GOLAR LNG PARTNERS LP
GOLAR FREEZE UK LTD.
GOLAR LNG HOLDING CO.
the Golar Parties
DNB BANK ASA
Facility Agent and Security Agent
DNB BANK ASA (formerly known as DnB NOR BANK ASA)
the Book Runner
and
DNB BANK ASA (formerly known as DnB NOR BANK ASA)
the Swap Bank

FOURTH SUPPLEMENTAL DEED
Contents
Clause    Page
1Introduction, definitions and interpretation    3
2Consents and Confirmations    5
3Assumption of liability and obligations    5
4Amendments to Principal Agreement and Security Documents    6
5Representations and Warranties    7
6Original Borrower’s confirmation    7
7Golar Parties’ confirmation    8
8Conditions Precedent    8
9Expenses    8
10Security Documents    9
11Notices and other matters    9
12Governing law and jurisdiction    9
Schedule 1 Conditions Precedent11
Schedule 2 Form of Effective Date Notice15
Schedule 3 Form of Amended and Restated Facilities Agreement16
Schedule 4 Form of Amended and Restated Agency Agreement17

THIS DEED is dated                          2015 and made between:

(1)
GOLAR FREEZE HOLDING CO., a corporation incorporated in the Marshall Islands whose registered office is situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, MH96960 (the Original Borrower);

(2)
GOLAR LNG 2234 LLC., a corporation incorporated in Liberia with its registered office at 80 Broad Street, Monrovia, Republic of Liberia (the New Borrower and, together with the Original Borrower, the Borrowers);

(3)
DNB BANK ASA (formerly known as DnB NOR BANK ASA), CITIGROUP GLOBAL MARKETS LIMITED and DVB BANK SE, LONDON BRANCH each of the address set out in Schedule 1 to the Facilities Agreement, as Mandated Lead Arrangers (the Mandated Lead Arrangers);

(4)	EKSPORTFINANS ASA of the address set out in Schedule 1 to the Principal Agreement, as Eksportfinans Facility Lender (the Eksportfinans Facility Lender);

(5)
THE BANKS AND FINANCIAL INSTITUTIONS who have executed this Deed, each of the address set out in Schedule 1 to the Facilities Agreement, as Commercial Facility Lenders (the Commercial Facility Lenders and, together with the Exportfinans Facility Lender, the Lenders);

(6)
DNB BANK ASA (formerly known as DnB NOR BANK ASA), a company incorporated in Norway acting for the purposes of this Deed out of its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, in its capacity as Facility Agent and Security Agent for the Lenders (the Facility Agent and Security Agent);

(7)
DNB BANK ASA (formerly known as DnB NOR BANK ASA), a company incorporated in Norway acting for the purposes of this Deed out of its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF as Book Runner (the Book Runner);

(8)
DNB BANK ASA (formerly known as DnB NOR BANK ASA), a company incorporated in Norway acting for the purposes of this Deed out of its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF as Swap Bank (the Swap Bank);

(9)	NORDEA BANK FINLAND PLC, a company incorporated in Finland acting for the purposes of this Deed c/o Middelthuns gate 17, 0363 Oslo, Norway as a new Swap Bank;

(10)
GOLAR LNG PARTNERS LP, a limited partnership formed in the Marshall Islands whose registered office is situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, MH96960 (MLP);

(11)	GOLAR FREEZE UK LTD., a company incorporated in England and Wales whose principal place of business is situated at 13th Floor, One America Square, 17 Crosswall, London EC3N 2LB (Freeze UK);

(12)
GOLAR LNG HOLDING CO., a corporation incorporated in the Marshall Islands whose registered office is situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, MH96960 (the Shareholder); and

(13)
GOLAR MANAGEMENT LIMITED, a company incorporated in England and Wales whose principal place of business is situated at 13th Floor, One America Square, 17 Crosswall, London EC3N 2LB (Golar Management and, together with the Borrowers, Freeze UK, MLP and the Shareholder, the Golar Parties).

1	Introduction, definitions and interpretation
Introduction

1.1
This Deed is supplemental to a facility agreement dated 17 June 2010 (the Principal Agreement) (as supplemented by a side letter dated 16 September 2010, a supplemental deed dated 22 December 2010, a second supplemental deed dated 28 March 2011 and a third supplemental deed dated 29 May 2013) relating to a term loan facility of (originally) up to one hundred and twenty five million Dollars ($125,000,000) and made between, among others, (1) the Original Borrower, (2) the Eksportfinans Facility Lender, (3) the Commercial Facility Lenders, (4) the Facility Agent and (5) the Security Agent.

1.2
Pursuant to a Transfer Certificate dated 15 June 2015 DNB Bank ASA (formerly known as DnB NOR Bank ASA) has transferred all of its Commercial Loan Facility Commitment in an amount of $16,250,499.60 to DNB (UK) Limited.

1.3
Pursuant to a Transfer Certificate dated on or about the date hereof DNB (UK) Limited has transferred part of its Commercial Loan Facility Commitment in an amount of $1 to Danske Bank, Norwegian Branch.

1.4	Pursuant to a Transfer Certificate dated on or about the date hereof 2015 DNB (UK) Limited has transferred part of its Commercial Loan Facility Commitment in an amount of $1 to Nordea Bank Norge ASA.

1.5
The New Borrower wishes to accede to the Principal Agreement and to refinance m.v. “Golar Maria” (the New Ship) and the Original Borrower has requested the consent of the Lenders to certain amendments to be made to the Principal Agreement and the Agency Agreement. The Lenders have agreed, subject as provided below, to supplement and amend the Principal Agreement in order to, inter alia, make available to the Original Borrower and the New Borrower on the Effective Date, as joint and several borrowers, an additional advance of the term loan facility under the Principal Agreement which will increase the maximum amount of such facility to $150,000,000 and to make available a new revolving credit facility of up to $30,000,000 such that the Total Commitments shall, following such supplement and amendment, be for an amount of up to $180,000,000; and

1.6	This Deed is being entered into to set out the terms and conditions upon which the Lenders will consent to the Original Borrower’s request.
Definitions

1.7
Words and expressions defined in the Principal Agreement (including words and expressions defined by reference to another document) shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used herein. In addition, in this Deed:

Effective Date means the date on which the Effective Date Notice is executed and dated by the Facility Agent.
Effective Date Notice means a notice relating to the Lenders’ consent to the amendment of the Principal Agreement on the terms set out in this Deed.
Existing Mortgage Amendment means the amendment to the Mortgage in respect of m.v. “Golar Freeze” to be entered into by the Original Borrower and the Security Agent in the agreed form.
Facilities Agreement means the Principal Agreement as amended by this Deed.
New Account Security means:

(a)
the first priority charge over the Borrowers’ Earnings Accounts (as defined in the Facilities Agreement) held in the name of the New Borrower which is to be executed by the New Borrower in favour of the Security Agent in the agreed form; and

(b)
the second priority charges over the Bareboat Charterer’s Earnings Account and the Borrowers’ Earnings Accounts (as defined in the Facilities Agreement) held in the name of the Original Borrower which are to be executed by Freeze UK and the Original Borrower in the agreed form.

New General Assignment means the general assignment in relation to the New Ship executed by the New Borrower in favour of the Security Agent in the agreed form.
New Manager’s Undertakings means undertakings in respect of the New Ship which are to be granted by each Approved Manager (as defined in the Facilities Agreement) of the New Ship in favour of the Security Agent in the agreed form.
New Mortgage means the first preferred mortgage in respect of the New Ship which is to be executed by the New Borrower in favour of the Security Agent in the agreed form.
New Security Documents means the New Mortgage, the New General Assignment, the Existing Mortgage Amendment, the New Share Security, the New Account Security, the Second Three Party Deed (as defined in the Facilities Agreement), the Golar LNG Holding Co Share Security (as defined in the Facilities Agreement), the New Manager’s Undertakings and the Opco Guarantee (as defined in the Facilities Agreement).
New Share Security means:

(a)	the first priority pledge of all of the issued membership interests in the New Borrower which is to be executed by Opco in favour of the Security Agent in the agreed form; and

(b)
the second priority pledge or, as the case may be, charge in respect of all of the issued stock of the Original Borrower and Freeze UK which is to be executed by Golar LNG Holding Co. in favour of the Security Agent in the agreed form.

Relevant Documents means this Deed and the New Security Documents.
Headings

1.8	Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.
Construction of certain terms

1.9	Clause 1.6 of the Principal Agreement applies to this Deed as if set out herein.
Capacity of parties

1.10
References in this Deed to the Facility Agent, the Security Agent or any Lender and references to obligations or liabilities of any one or more such persons shall be strictly construed as references to any such person or (as the case may be) obligations or liabilities of any such person solely in its capacity as such.

Principal Agreement

1.11
References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Deed and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

2	Consents and Confirmations

2.1	With effect from the Effective Date the Lenders consent and agree with the Borrowers, subject always to the terms and conditions of this Deed, to:

(a)	the amendment and restatement of the Principal Agreement and the Agency Agreement in accordance with clauses 4.1 and 4.3;

(b)	the amendments to the Guarantees and the Security Documents set out in clause 4.5;

(c)
on the Effective Date, the making available to the Original Borrower and the New Borrower, as joint and several borrowers, of an additional advance of the term loan facility under the Principal Agreement which will increase the maximum amount of such facility to $150,000,000, pursuant to Facilities Agreement (the Term Loan Increase);

(d)
the making available to the Original Borrower and the New Borrower, as joint and several borrowers, of an additional revolving credit facility of up to $30,000,000, pursuant to the Facilities Agreement (the Additional Facility); and

(e)	the release of the Eksportfinans Facility Lender from its obligations under the Principal Agreement following repayment of the Eksportfinans Facility on the Effective Date.

2.2
With effect from the Effective Date the Golar Parties confirm that, notwithstanding the agreements and amendments set out in clauses 2.1, 3 and 4 their respective rights and obligations under the Principal Agreement or, as the case may be, the Guarantees and the Security Documents to which they are a party shall continue in full force and effect in accordance with their terms and conditions unamended save as expressly amended by the terms of this Deed.

3	Assumption of liability and obligations

3.1	Additional party
It is hereby agreed that, as and with effect from the Effective Date, the New Borrower shall be, and is hereby made, an additional party to the Principal Agreement and the Principal Agreement shall henceforth be construed in all respects as if references to the “Borrower” and the “Security Parties” included reference to the New Borrower in addition to the Original Borrower.

3.2	Assumption of Liability
The New Borrower hereby agrees with the Lenders that, as and with effect from the Effective Date, it shall, jointly and severally with the Original Borrower, be indebted to the Lenders for the full amount of the Loan (including the Additional Facility and the Term Loan Increase) and all other sums which may be or become due to the Lenders pursuant to the Facilities Agreement and the other Security Documents and the New Borrower further agrees that it shall, jointly and severally with the Original Borrower, duly and punctually perform all the liabilities and obligations whatsoever from time to time to be performed or discharged by the Borrowers under the Facilities Agreement and the other Security Documents and shall be bound by the terms of the Facilities Agreement as if the New Borrower had at all times been named therein as a Borrower.

3.3	The Original Borrower
The Original Borrower hereby agrees with the Lenders that, on and with effect from the Effective Date, it shall jointly and severally with the New Borrower be indebted to the Lenders for the full amount of the Additional Facility and the Term Loan Increase, in addition to all other sums of money owing from time to time pursuant to the Facilities Agreement and the other Finance Documents.

4	Amendments to Principal Agreement and Security Documents

4.1	Amendments to Principal Agreement
The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Principal Agreement set out in Schedule 3 (Form of Amended and Restated Facilities Agreement) and (as so amended) will continue to be binding upon the Lenders, the Original Borrower, the New Borrower and the other parties thereto in accordance with its terms as so amended and restated.

4.2	Continued force and effect of Principal Agreement
Save as amended by this Deed, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Deed shall be read and construed as one instrument.

4.3	Amendments to Agency Agreement
With effect on and from the Effective Date, Golar Gas Holding Company Inc., Golar LNG 2220 Corporation and Golar Winter UK Ltd. shall, to the extent not already released, be released from all obligations under the Agency Agreement and the Agency Agreement shall be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Agency Agreement set out in Schedule 4 (Form of Amended and Restated Agency Agreement) and (as so amended) will continue to be binding upon the Original Borrower, the New Borrower and the other parties thereto in accordance with its terms as so amended and restated.

4.4	Continued force and effect of Agency Agreement
Save as amended by this Deed, the provisions of the Agency Agreement shall continue in full force and effect and the Agency Agreement and this Deed shall be read and construed as one instrument.

4.5	Amendments to Security Documents
Each of the Security Documents (other than the Principal Agreement and the Agency Agreement) shall, with effect on and from the Effective Date, be (and hereby is) amended in accordance with the following provisions (and such Security Documents (as so amended) will continue to be binding upon the parties thereto upon such terms as so amended):

(a)	all references to the Principal Agreement and the Agency Agreement shall be deemed to be references to such agreements as amended and restated by this Deed;

(b)
all references to the term loan facilities of up to $125,000,000 made available under the Principal Agreement shall be deemed to be references to the term loan and revolving credit facilities of up to $180,000,000 made available under the Facilities Agreement;

(c)	all references to “the Borrower” shall be construed as references to “a Borrower” or “the Borrowers” (as applicable);

(d)	all references to “the Swap Bank” shall be construed as references to “a Swap Bank” or “the Swap Banks” (as applicable);

(e)
all references to “the Master Swap Agreement” shall be construed as references to “a Master Swap Agreement” or “the Master Swap Agreements” (as applicable) and shall refer to the master swap agreements and the Schedules thereto entered or to be entered into between (1) the Borrowers and (2) each Swap Bank (as defined in the Facilities Agreement), comprising an ISDA Master Agreement together with any Confirmations (as defined therein) supplemental thereto;

(f)	by inserting a new clause 5.1.4 into clause 5.1 (Financial condition) of the MLP Guarantee as follows:

“5.1.4	Consolidated Net Worth: at all times the Consolidated Net Worth shall be equal to or greater than $250,000,000.”; and

(g)	by inserting a new paragraph 2(d) in Schedule 1 (Form of Compliance Certificate) to the MLP Guarantee as follows and re-lettering the following paragraphs:

“(d)	the Consolidated Net Worth is $[●] and was, at all times in the period for which the financial statements attached hereto relate, not less than $[●].”

4.6	Continued force and effect of Security Documents
Save as amended by this Deed the provisions of the Security Documents shall continue in full force and effect and each such Security Documents and this Deed shall be read and construed as one instrument.

5	Representations and Warranties
Each party hereto represents and warrants for the benefit of the other parties hereto, each in respect of itself, that the following statements shall, on the date of this Deed and the Effective Date, be true and accurate as if made with reference to the facts and circumstances existing on such date:

(a)
it is duly incorporated or formed as a corporation, limited liability company or a limited partnership as the case may be has power to carry on its business as it is now being conducted and to own its property and other assets; and

(b)
it has power to execute, deliver and perform its obligations under this Deed and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same.

6	Original Borrower’s confirmation
The Original Borrower hereby confirms (on behalf of itself) its consent to the borrowing of the Additional Facility and the Term Loan Increase by the Original Borrower and the New Borrower, as joint and several borrowers, and the assumption by the New Borrower of the Principal Agreement, and of the rights and obligations of the Original Borrower thereunder, and the amendments to the Principal Agreement and the other Security Documents contained in this Deed and agrees that:

(a)
each Security Document to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the said borrowing of the Additional Facility and the Term Loan Increase, the assumption by the New Borrower of the Principal Agreement, and of the rights and obligations of the Original Borrower thereunder, and the amendments to the Principal Agreement and the other Security Documents contained in this Deed;

(b)
with effect from the Effective Date the New Borrower shall be and is hereby included, together with the Original Borrower, as the “Borrowers” and the “Security Parties” in the Security Documents and the Security Documents shall henceforth be construed and treated, and the Original Borrower shall be bound by the Security Documents to which it is a party, in all respects as if the New Borrower and the Original Borrower were, jointly and severally, the Borrowers and Security Parties thereunder; and

(c)
with effect from the Effective Date, the Additional Facility and the Term Loan Increase shall be, as applicable, a Secured Liability or Outstanding Indebtedness (as defined in the relevant Security Documents) owing pursuant to the Principal Agreement.

7	Golar Parties’ confirmation
Each of the Golar Parties (other than the Borrowers) hereby confirms (on behalf of itself) its consent to the borrowing of the Additional Facility and the Term Loan Increase by the Original Borrower and the New Borrower, as joint and several borrowers, and the assumption by the New Borrower of the Principal Agreement, and of the rights and obligations of the Original Borrower thereunder, and the amendments to the Principal Agreement and the other Security Documents contained in this Deed and agrees that:

(c)
the Security Documents to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the said borrowing of the Additional Facility and the Term Loan Increase, the assumption by the New Borrower of the Principal Agreement, and of the rights and obligations of the Original Borrower thereunder, and the amendments to the Principal Agreement and the other Security Documents contained in this Deed;

(d)
with effect from the Effective Date the New Borrower shall be and is hereby included, together with the Original Borrower, as the “Borrowers” and the “Security Parties” in the Security Documents to which it is a party and the Security Documents to which it is a party shall henceforth be construed and treated, and each such Golar Party shall be bound by the Security Documents to which it is a party, in all respects as if the New Borrower and the Original Borrower were, jointly and severally, the Borrowers and Security Parties thereunder; and

(e)
with effect from the Effective Date, the Additional Facility and the Term Loan Increase Amount shall be, as applicable, a Secured Liability or a Guaranteed Liability or Outstanding Indebtedness (as defined in the relevant Security Documents) owing pursuant to the Principal Agreement.

8	Conditions Precedent

8.1	The parties hereto agree that none of the provisions of clauses 2, 3, 4, 6 or 7 of this Deed shall come into effect until the Effective Date.

8.2	This Deed shall not come into effect unless and until all the conditions precedent set out in Schedule 1 hereto are received by the Facility Agent or fulfilled to its satisfaction.

8.3
If any of the conditions precedent set out in Schedule 1 are waived or deferred by the Facility Agent, the Facility Agent may attach to such waiver or deferral such reasonable requirements and further or other reasonable conditions as it thinks fit. The Facility Agent shall promptly notify the other parties hereto of any such waiver and any conditions attaching thereto.

8.4
All documents submitted as conditions precedent shall be in form and substance satisfactory to the Facility Agent and the Facility Agent shall confirm to each of the other parties hereto when all conditions precedent have been satisfied or waived to its satisfaction.

8.5
Upon the Facility Agent being satisfied that all the conditions set out in Schedule 1 have been received or fulfilled or waived pursuant to clause 8.4, the Facility Agent and/or the Security Agent shall execute the Effective Date Notice and any documents required to give effect to the agreements/amendments referred to in clauses 2, 3, 4, 6 and 7.

9	Expenses
For the avoidance of doubt, clause 5.2(a) of the Principal Agreement shall apply in respect of all properly incurred costs and expenses of the Creditors in respect of this Deed.

10	Security Documents
The parties hereto agree that this Deed shall constitute a Security Document for the purposes of the Principal Agreement and the other Security Documents.

11	Notices and other matters

11.1	Notices
Clause 17 of the Facilities Agreement shall apply to this Deed as if set out herein.

11.2	Counterparts
This Deed may be executed in any number of counterparts and by the different parties on separate counterparts and, provided each of the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

11.3	Partial invalidity
If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

11.4	Further assurance
Each of the Golar Parties undertakes that it will at its expense execute, sign, perfect and do any and every such further assurance, document, act or thing as in the reasonable opinion of the Security Agent may be necessary or desirable to carry out the purpose of this Deed or protect or enforce any right of the Creditors hereunder.

11.5	Contracts (Rights of Third Parties) Act 1999
A person who is not party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

11.6	Drawdown of the Term Loan Increase
On the Effective Date, the Term Loan Increase will be drawn in the amount set out in the Drawdown Notice delivered by the Borrowers in accordance with Schedule 1 (Conditions Precedent) which amount shall be not more than the maximum amount of the Term Loan Facility (as defined in the Facilities Agreement) as set out in clause 2.1.1(a) of the Facilities Agreement less the amount of the Commercial Loan Facility which is outstanding as at the Effective Date.

12	Governing law and jurisdiction

12.1	Law
This Deed and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

12.2	Submission to jurisdiction
For the benefit of each of the Creditors, each of the Golar Parties agrees that any legal action or proceedings arising out of or in connection with this Deed and any non-contractual obligations connected with it against such Golar Party or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and (except for those Golar Parties which are incorporated in England and Wales) irrevocably designates, appoints and empowers Golar Management Limited at present of 13th Floor, One America Square, 17 Crosswall, London EC3N 2LB to receive for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against such Golar Party in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any other Golar Party may have against any Creditor arising out of or in connection with the Deed and any non-contractual obligations connected with it.
IN WITNESS whereof the parties to this Deed have caused this Deed to be duly executed and delivered as a deed on the date first above written.
Schedule 1
Conditions Precedent

1	Corporate authorisation
In relation to each Golar Party:

(a)	Constitutional documents
Copies certified by an officer of each Golar Party (other than Golar Management), as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party.

(b)	Resolutions
Copies of resolutions of each of its board of directors or managers and (if relevant) its stockholders or members approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified by an officer of such Golar Party (other than Golar Management):

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors or by written consent of the managers of such Golar Party and (if applicable) of the stockholders of such Golar Party each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,
together with originals or certified copies of any powers of attorney issued by any party pursuant to such resolutions.

(c)	Certificate of incumbency
A list of directors and officers of each Golar Party (other than Golar Management) specifying the names and positions of such persons, certified by an officer of such Golar Party to be true, complete and up to date.

2	Consents
A certificate from an officer or other authorised person of each Golar Party (other than Golar Management) confirming that all consents, authorisations, licences or approvals that are necessary for such Golar Party to authorise, or are required by each Golar Party or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party have been obtained or will be obtained on or prior to the Effective Date.

3	Process agent
An original or certified true copy of a letter from each Golar Party’s agent for receipt of service of proceedings accepting its appointment under this Deed and the other Relevant Documents as the relevant Golar Party’s process agent.

4	Costs and expenses
Evidence that the amounts due under clause 9 and any fees payable on or prior to the Effective Date pursuant to any Fee Letter (as defined in the Facilities Agreement) have been paid in full.

5	Existing Indebtedness

(a)
Evidence satisfactory to the Facility Agent that all amounts outstanding under $120,000,000 loan agreement dated 19 April 2006 (as amended, supplemented and/or amended and restated from time to time) and made between, among others, the New Borrower and Danske Bank, Norwegian Branch have been or will, on the Effective Date, be discharged and that all related commitments and/or swaps are or will, on the Effective Date, be cancelled and discharged and that all Encumbrances and guarantees in connection therewith are released.

(b)	Evidence satisfactory to the Facility Agent that all amounts owing under the Eksportfinans Facility have been or will, on the Effective Date, be discharged.

6	Drawdown Notice
A Drawdown Notice in relation to the Term Loan Increase.

7	Ship conditions

(a)	Evidence that:

(i)	Registration and encumbrances
the New Ship is registered in the name of the New Borrower in the Registry and that the New Ship and its Earnings, Insurances and the Requisition Compensation are free from Encumbrances other than Permitted Encumbrances (each as defined in the Facilities Agreement);

(ii)	Classification
the New Ship maintains the classification required under the Facilities Agreement free of all material overdue requirements and recommendations of its Classification Society;

(iii)	Insurance
the New Ship is insured in accordance with the provisions of the Facilities Agreement and the Relevant Documents and all requirements of the Facilities Agreement and the Relevant Documents in respect of such insurances have been complied with; and

(iv)	Time Charter
the New Ship and the Ship remain in service under their respective Time Charters (as defined in the Facilities Agreement).

(b)	Copies of the document of compliance, safety management certificate and international ship security certificate in relation to the New Ship.

(c)
A copy, certified by an approved person to be a true and complete copy, of each of the Time Charter (as defined in the Facilities Agreement) for the New Ship and any management agreement in relation to the New Ship.

8	Relevant Documents
Each of the Relevant Documents duly executed in form and content satisfactory to the Lenders by each relevant party together with the notices of assignment and acknowledgements thereof and other documents referred to therein duly executed by each relevant party.

9	Mortgage Registration
Evidence that the New Mortgage and the Existing Mortgage Amendment have been registered through the Registry under the laws and flag of the Flag State.

10	Legal opinions
Such legal opinions or supplemental legal opinions in relation to the laws of England and the Marshall Islands (or confirmation that such legal opinions will be issued in an agreed form in due course) and any other legal opinions as the Facility Agent shall in its reasonable discretion deems appropriate.

11	Insurance notices
A notice of assignment of insurances in respect of the New Ship in six originals signed by the New Borrower and each Approved Manager (as defined in the Facilities Agreement).

12	Insurance opinion
An opinion from such insurance consultants to the Facility Agent as the Facility Agent may require on the insurances effected in respect of the New Ship upon and following the Effective Date.

13	Accounts
Evidence that each of the Accounts (as defined in the Facilities Agreement) of the New Borrower have been opened with the relevant Account Bank and at least one Dollar has been deposited in each of them.

14	Valuations
Valuations obtained (not more than 15 days prior to the Effective Date) in accordance with clause 8.7 of the Facilities Agreement.

15	“Know your customer” information
Such documentation and information as any Lender or other Creditor may reasonably request through the Facility Agent to comply with “know your customer” or similar identification procedures under all applicable laws and regulation.

16	Others matters

(a)	Such other documents or evidence as the Facility Agent may reasonably require as notified to the Borrowers prior to the Effective Date.

(b)	Evidence that no Default has occurred and is continuing.

(c)	The representations and warranties set out in clause 5 of this Deed being true and correct.

(d)
The representations and warranties in clause 7 of the Facilities Agreement being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time.

Schedule 1

Schedule 2
Form of Effective Date Notice
We refer to the fourth supplemental deed dated [•] 2015 (the Supplemental Deed) made between (1) Golar Freeze Holding Co. and Golar LNG 2234 LLC (the Borrowers), (2) DNB Bank ASA (formerly known as DnB NOR Bank ASA) (the Facility Agent and Security Agent), (3) the Eksportfinans Facility Lender, (4) the Commercial Facility Lenders, (5) the Mandated Lead Arrangers, (6) the Swap Bank, (7) the Book Runner, (8) Golar LNG Partners LP, (9) Golar Freeze UK Ltd. and (10) Golar LNG Holding Co. in respect of the Principal Agreement dated 17 June 2010 (as supplemented by a side letter dated 16 September 2010, a first supplemental deed dated 22 December 2010, a second supplemental deed dated 28 March 2011 and a third supplemental deed dated 29 May 2013) made between, inter alios, certain of the same parties, pursuant to which the parties thereto agreed certain amendments being made to the Principal Agreement and the Agency Agreement.
The Eksportfinans Facility Lender, the Commercial Facility Lenders, the Swap Bank, the Mandated Lead Arrangers and the Book Runner are as identified in the Supplemental Deed.
Words and expressions defined in the Supplemental Deed (whether defined therein or by cross-reference to another document) shall have the same meaning in this notice.
We hereby give you notice that we have received the documents and evidence specified in clause 8.2 of the Supplemental Deed in a form and substance satisfactory to us and confirm that for the purposes of the Supplemental Deed the Effective Date is [•] 2015.
This notice and any non-contractual obligations connected with it shall be governed by and construed in accordance with the laws of England.

…………………………………………………..
for and on behalf of
DNB BANK ASA
as Facility Agent

Schedule 3
Form of Amended and Restated Facilities Agreement
Schedule 4
Form of Amended and Restated Agency Agreement
SIGNING PAGES
The Borrowers

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

GOLAR FREEZE HOLDING CO.	) /s/: Georgios Macheras

pursuant to a Power of Attorney	) Attorney-in-Fact

dated 15 June 2015)
in the presence of:    )

/s/ : Joanna Holden
……………………………………….
Witness

Name: Joanna Holden

Address: EC2A2HB

Occupation: Trainee Solicitor

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	) /s/: Georgios Macheras

GOLAR LNG 2234 LLC	) ..........................………

pursuant to a Power of Attorney	) Attorney-in-Fact

dated 15 June 2015)
in the presence of:    )

/s/ : Joanna Holden
……………………………………….
Witness

Name: Joanna Holden

Address: EC2A2HB

Occupation: Trainee Solicitor

DNB Bank ASA

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

DNB BANK ASA	)

as the Facility Agent, Security Agent,	)

a Mandated Lead Arranger,	) /s/: Kay Newman and David Hopwood.

Book Runner and Swap Bank	) …………………………..

by its duly authorised signatory	) Authorised Signatory

in the presence of:	)

/s/: Michael Ruflan
Witness

Name:

Address:

Occupation:

DNB (UK) LIMITED

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

DNB (UK) LIMITED	)

as Commercial Facility Lender	) /s/:Johnathan Cripps

by its duly authorised signatory	) Authorised Signatory

in the presence of:	)

/s/: Stephanie Pang
Witness

Name: /s/: Stephanie Pang

Address: London SE12AQ

Occupation: Trainee Solicitor

Citigroup Global Markets Limited

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

CITIGROUP GLOBAL MARKETS LIMITED	)

as a Mandated Lead Arranger	)

by its duly authorised signatory	) /s/: Jonathan Beasley

in the presence of:	) Authorised Signatory

/s/: Nikhil Howai
Witness

Name: /s/: Nikhil Howai

Address: Citigroup Centre, London, EI45LB

Occupation: Banker

DVB Bank SE, London Branch

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

DVB BANK SE, LONDON BRANCH	)

as a Mandated Lead Arranger and Commercial	)

Facility Lender	) /s/: Johnathan Cripps

by its duly authorised signatory	) Authorised Signatory

in the presence of:	)

/s/: Stephanie Pang

Witness

Name: /s/: Stephanie Pang

Address: London SE12AQ

Occupation: Trainee Solicitor

Citibank, N.A., London Branch

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

CITIBANK, N.A. LONDON BRANCH	)

as a Commercial Facility Lender	)

by its duly authorised signatory	) /s/: Jonathan Beasley

in the presence of:	) Authorised Signatory

/s/: Nikhil Howai
Witness

Name: /s/: Nikhil Howai

Address: Citigroup Centre, London, EI45LB

Occupation: Banker

Danske Bank, Norwegian Branch

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

DANSKE BANK, NORWEGIAN BRANCH	)

as a Commercial Facility Lender	)

by its duly authorised signatory	) / s/: Johnathan Cripps

in the presence of:	) Authorised Signatory

/s/: Stephanie Pang

Witness

Name: : /s/: Stephanie Pang

Address: London SE12AQ

Occupation: Trainee Solicitor

Nordea Bank Norge ASA

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

NORDEA BANK NORGE ASA	)

as a Commercial Facility Lender	)

by its duly authorised signatory	) .... / s/: Johnathan Cripps.

in the presence of:	) Authorised Signatory

/s/: Stephanie Pang

Witness

Name: /s/: Stephanie Pang

Address: London SE12AQ

Occupation: Trainee Solicitor

Eksportfinans ASA

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)
EKSPORTFINANS ASA    )

as the Eksportfinans Facility Lender	) / s/: Johnathan Cripps
pursuant to a Power of Attorney    )        Attorney-in-Fact
dated 2015    )
in the presence of:    )

/s/: Stephanie Pang
Witness

Name: : /s/: Stephanie Pang

Address: London SE12AQ

Occupation: Trainee Solicitor

Nordea Bank Finland Plc

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)
NORDEA BANK FINLAND PLC    )

as a new Swap Bank	) / s/: Johnathan Cripps
pursuant to a Power of Attorney    )        Attorney-in-Fact
dated 2015    )
in the presence of

/s/: Stephanie Pang
Witness

Name: /s/: Stephanie Pang

Address: London SE12AQ

Occupation: Trainee Solicitor

Danske Bank A/S

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)
DANSKE BANK A/S    )

as a new Swap Bank	) / s/: Johnathan Cripps
pursuant to a Power of Attorney    )        Attorney-in-Fact
dated 2015    )
in the presence of:    )
/s/: Stephanie Pang
Witness

Name: /s/: Stephanie Pang

Address: London SE12AQ

Occupation: Trainee Solicitor

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

GOLAR LNG PARTNERS LP	)

pursuant to a power of attorney	) /s/: Georgios Macheras

dated 15 June 2015	) Attorney-in-Fact

in the presence of:	)

/s/ : Joanna Holden
Witness

Name: Joanna Holden

Address: EC2A2HB

Occupation: Trainee Solicitor

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

GOLAR FREEZE UK LTD.	)

pursuant to a power of attorney	) /s/: Georgios Macheras

dated 2015	) Attorney-in-Fact

in the presence of:	)

/s/ : Joanna Holden

Witness

Name: Joanna Holden

Address: EC2A2HB

Occupation: Trainee Solicitor

EXECUTED and DELIVERED as a DEED by	)

for and on behalf of	)

GOLAR LNG HOLDING CO.	)

pursuant to a power of attorney	) /s/: Georgios Macheras

dated 2015	) Attorney-in-Fact

in the presence of:	)

/s/ : Joanna Holden

Witness

Name: Joanna Holden

Address: EC2A2HB

Occupation: Trainee Solicitor

EXECUTED and DELIVERED as a DEED by	)

GOLAR MANAGEMENT LIMITED	) /s/: Pernille Noraas

acting by	) Attorney-in-fact

in the presence of:	)

/s/: Simona Ilari
Witness

Name: Simona Ilari

Address: EC3N2LB

Occupation: Group financial accountant